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                                                                      EXHIBIT 22
                                                                      ----------
                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT



 State of
INCORPORATION                                   Subsidiary
-------------            ------------------------------------------------------

New York            Bradley Lanes, Inc.

New Jersey             Americana Lounge, Inc. (100% by Bradley Lanes, Inc.)

New York            Cabrillo Lanes, Inc.

New York            Marietta Lanes, Inc.

Delaware            Downtown Properties, Inc.

California          Downtown Properties Development Corp.

California          UCVGP, Inc.

California             UCV, L.P. (1% general partner)

California          Sports Arenas Properties, Inc.

California             UCV, L.P. (49% limited partner) (formerly known as
                       University City Village, a joint venture)

California             Redbird Properties, Ltd. (40% limited partner, 69%
                       limited partner as of July 1, 1995)

Missouri            Redbird Acquisition Corporation

California             Redbird Lanes, Ltd. (60% general and limited partnership
                       interest)

California          Ocean West, Inc.

California          RCSA Holdings, Inc.

California             Old Vail Partners, L.P. (49% limited partner)

California             Vail Ranch Limited Partnership (50% limited partner)

California          OVGP, Inc.

California             Old Vail Partners, L.P. (1% general partner)

California          Ocean West Builders, Inc.

California          Ocean Disbursements, Inc.

California          Bowling Properties, Inc.


All subsidiaries are 100% owned, unless otherwise indicated, and are included in the Registrant's consolidated financial statements, except for Old Vail Partners, Redbird Properties, Ltd., and UCV, L.P.



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